UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DMRC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.02.	Termination of a Material Definitive Agreement

As previously disclosed, on April 16, 2020, Digimarc Corporation (the “Company”) received loan proceeds of $5.0 million  under the Paycheck Protection Program (the “PPP”). The PPP was established as part of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration (“SBA”). The PPP loan was evidenced by a promissory note (the “Note”), dated April 16, 2020, between the Company, as Borrower, and Stearns Bank, N.A., as Lender. The Note was later transferred by Stearns Bank, N.A. to the Loan Source, Inc. The interest rate on the Note was 1.00% per annum.

Under the terms of the CARES Act, PPP loan recipients can apply for and the SBA can grant forgiveness of all or a portion of loans made pursuant to the PPP, plus any accrued interest thereon, if the recipients have used the PPP loan proceeds for eligible purposes. The Company applied for 100% forgiveness of its PPP loan on September 15, 2020.

On September 29, 2021, the Company received confirmation from The Loan Source, Inc. that the SBA approved the Company's PPP loan forgiveness application for the entire outstanding principal and accrued interest under the Company’s PPP loan, equaling $5.1 million. The SBA reserves the right to audit any PPP loan. These audits may occur after forgiveness has been granted. Forgiveness of the PPP loan will be recognized in the Company’s financial statements during the third quarter ending September 30, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 5, 2021

By:	/s/ Robert P. Chamness
Robert P. Chamness
Executive Vice President, Sustainability & Governance, Chief Legal Officer and Secretary